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                                                             Exhibit 10 (iii)(m)


                             SECURED PROMISSORY NOTE
                              AND PLEDGE AGREEMENT

$_________________                                        Date:_____________
                                                          Tulsa, Oklahoma

         FOR VALUE RECEIVED, I _________________________ ("Maker"), promise to pay to the order of THE WILLIAMS COMPANIES, INC. ("Williams"), a Delaware corporation, at its office in Tulsa, Oklahoma, the principal sum ___________________________________($____________) plus interest from the date hereof at the rate hereinafter set forth. Payments of principal and interest due under this Secured Promissory Note and Pledge Agreement (the "Note") shall be made in lawful money of the United States of America and shall be paid in accordance with the following terms and conditions:

         1. This Note shall mature and the principal amount hereof shall be due and payable in full at the earliest of:

                  (a)      _____________________

                  (b) Thirty (30) days following Maker's termination of employment with Williams or its subsidiaries for any reason; or

                  (c) Maker's failure to make any payment of principal or interest within fifteen (15) days after such payment is due.

This Note may be prepaid in full at any time. No partial prepayments shall be made without the prior consent of the holder of this Note.

         2. The unpaid principal amount of this Note outstanding from time to time shall bear interest at a per annum rate of ____%, as shall be fixed by Williams after the execution of this Note at a rate equal to the "Minimum Interest Rate". Interest shall be payable on December 31 of each year; provided, however, that at such time as the unpaid principal amount of this Note is payable in full, all unpaid interest accruing to such date also shall be paid.

         3. For purposes of this Note, "Minimum Interest Rate" shall mean the per annum equivalent of the lowest interest rate that can be stated as of the date of this Note under applicable federal income tax laws (disregarding any de minimis exception recognized under such laws) without imputing income to the Maker or creating original issue discount or its equivalent.

         4. For the purpose of securing the payment of the principal of and interest on this Note, Maker acknowledges that this Note shall be deemed a full recourse Note secured by any and all assets now or hereafter acquired by Maker, and, specifically, Maker does hereby pledge, transfer and deliver a stock certificate to Williams representing ________ shares of Williams Common Stock, together with a stock power endorsed by Maker in blank. Such certificate shall be registered in the name of Maker and is represented by Maker to be owned free and clear of any claims or liens other than the claim or lien hereby created and acknowledged. Maker shall retain the voting and dividend rights to the



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Williams Common Stock while the certificate is in the possession of Williams. In the event of default under the terms of this Note, Maker does hereby constitute and appoint the Secretary of Williams as the attorney-in-fact of Maker to transfer the stock on the books of Williams, with full power of substitution in the premises. Maker further agrees that such stock shall not be released to Maker until all indebtedness, including both the principal of and interest on this Note, has been paid in full to Williams, except at the discretion of Williams, if another stock certificate that represents other shares of Williams Common Stock owned by Maker is substituted as security. On and after the maturity of this Note by its terms, Williams is hereby expressly authorized by Maker, at any time and from time to time and with or without notice, to sell, transfer and deliver the whole or any part of such stock, either at public or private sale, through any broker or at any exchange, whether within or without the State of Oklahoma, and with or without advertising the time or place of such sale. Maker further agrees that, after deducting all costs and expenses of any such sale, including reasonable attorney's fees, and after the payment in full of the principal and interest due on this Note, the balance, if any, of the proceeds of such sale may be applied to the payment of any other indebtedness which Maker owes to Williams, whether due or not due, whether direct or contingent, and whether owing individually or in connection with others not parties hereto. After payment of all of the aforesaid amounts to Williams, any remaining balance shall be paid to Maker. To the extent such balance is less than the principal and interest due on this Note, Williams may make claim against any and all other assets of Maker to the extent of the payment owed to Williams under this Note.

         5. Annually, in March of each year, the Company shall conduct a review of the adequacy of the collateral pledged hereunder in the form of Williams Common Stock. If the value of the collateral is determined to be less than or equal to the outstanding balance of the loan, Maker shall be required to pledge additional Common Stock to restore the collateral to 125 percent of the loan balance or, alternatively, make a cash payment to the Company to reduce the outstanding balance of the loan to equal 80 percent of the value of the collateral. If the value of the collateral is determined to exceed the outstanding balance of the loan by 50 percent or more, Maker shall be entitled to borrow an additional sum from the Company up to an amount which, when added to the current loan balance, shall equal 80 percent of the value of the collateral at such time.

         6. This Note has been executed by Maker to evidence the obligation of Maker to make certain payments to Williams or its assignee. This Note is subject to all of the terms and conditions of certain stock option agreement(s) between Maker and Williams.

         7. Subject only to any limitation imposed by applicable law, Maker also agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in attempting to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         8. This Note is made under and governed by the laws of the State of Oklahoma, without regard to conflict of laws principles.

         9. Maker hereby waives presentment, demand, notice of dishonor and protest.


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